Exhibit 99.1

BioDelivery Sciences Announces Positive Results Supporting

BEMA Buprenorphine/Naloxone Formulation for Opioid Dependence

Promising data allows for the potential initiation of pivotal bioequivalence study by year-end

RALEIGH, N.C., September 6, 2011 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced positive preliminary results from its Phase 1 study assessing the pharmacokinetics of a BEMA Buprenorphine/Naloxone formulation. BDSI is seeking to develop and commercialize a high dose formulation of buprenorphine combined with naloxone (abuse deterrent agent) for the treatment of opioid dependence.

This study assessed buprenorphine and naloxone absorption profiles from BDSI’s BioErodible MucoAdhesive (BEMA) formulation of buprenorphine/naloxone versus the FDA approved and currently marketed opioid dependence product, Suboxone. Results of the study demonstrated the ability of the BEMA formulation to meet the key pharmacokinetic goal of delivering plasma concentrations of buprenorphine in the range needed to treat opioid dependence while minimizing the exposure of naloxone.

“We are pleased with the results of this study as they are consistent with our expectations and allow us to now optimize our BEMA Buprenorphine/Naloxone formulation prior to conducting the pivotal bioequivalence study,” stated Dr. Andrew Finn, Executive Vice President of Product Development at BDSI. “We expect to initiate the pivotal bioequivalence trial in December of this year with results expected during the first quarter of 2012. If the results from this pivotal study are positive, we could be in a position to submit a New Drug Application (NDA) for BEMA Buprenorphine/Naloxone in the second half of 2012.”

BEMA Buprenorphine/Naloxone is the first BEMA formulation to include two drugs – high dose buprenorphine which reduces the craving and withdrawal effects from the dependent opioid, and an opioid antagonist, naloxone, to deter abuse.

Opioid dependence is a significant healthcare concern in the U.S. with nearly 2 million people dependent on prescription opioids. Suboxone is the most widely prescribed treatment for opioid dependence, with annual sales exceeding $1 billion in the U.S. and continuing to grow steadily according to data from Wolters Kluwer. BDSI believes that the BEMA delivery technology may offer a convenient alternative to Suboxone for the treatment of opioid dependence.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of future studies of BEMA Buprenorphine/Naloxone and regulatory review of the product) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

(919) 582-9050

amedwar@bdsi.com